Exhibit 10.1

PURCHASE AND SALE AGREEMENT

5090 North 40th Street, Phoenix – 5090 Building

8900 North 22nd Avenue, Phoenix – Phoenix West I Building

333 West Wetmore, Tucson – Tucson West Building

ARTICLE 1: PROPERTY/PURCHASE PRICE

1.1 Certain Basic Terms.

(a) Purchaser and Notice Address:	Transwestern Investment Company, 707 Wilshire Boulevard, Suite 4840 Los Angeles, California 90017 Attention: Carl L. Groner Telephone(213) 614-2316 Facsimile:(213) 403-8500

Transwestern Investment Company 150 North Wacker Drive, Suite 800 Chicago, Illinois 60606 Attention: Scott Drane Telephone(312) 499-1981 Facsimile:(312) 499-1901

With a copy to:	Drane, Freyer & Lapins Attention: Scott Drane 150 North Wacker Drive, Suite 600 Chicago, Illinois 60606 Telephone:(312) 827-7101 Facsimile:(312) 827-7111

With a copy to:	Michael P. Morrison, Esq. Gardner Carton & Douglas 191 North Wacker, Suite 3700 Chicago, Illinois 60606 Telephone: (312) 569-1238 Facsimile: (312) 569-3237

(b) Seller and Notice Address:

CARRAMERICA U.S. WEST, LLC, a Delaware

limited liability company

c/o CarrAmerica Realty Corporation

Attn: Thomas R. Levy

1850 K Street, N.W., Suite 500

Washington, D.C. 20006

Telephone: 202-729-7525

Facsimile: 202-729-1060

With a copy to:	Mayer, Brown, Rowe & Maw LLP Attn: George Ruhlen 141 E. Palace Ave. Santa Fe, NM 87501 Telephone: 505-820-8185 Facsimile: 505-820-7334

(c) Date of this Agreement:

(d) Purchase Price:	$65,000,000

(e) Earnest Money:	$1,000,000 (in cash) and any other deposits of earnest money made pursuant to the terms of this Agreement. The definition of “Earnest Money” includes any interest earned thereon.

(f) Due Diligence Period:	The period ending 30 days after the Date of this Agreement.

(g) Closing Date:	Five (5) days after the end of the Due Diligence Period. Either party may extend the Closing Date up to two (2) times, in thirty (30) day increments, by giving written notice to the other party on or before the date that is fifteen (15) days prior to the Closing Date or extended Closing Date, as the case may be; but in no event shall the Closing occur later than September 29, 2005.

(h) Title Company and Escrow Agent:	Chicago Title Insurance Company 700 S. Flower St., Suite 920 Los Angeles, California 90017 Attn: Marley Harrill Telephone: 213/488-4348 Facsimile: 213/891-0834

(i) Broker:	Cushman & Wakefield

1.2 Property. Subject to the terms of this Purchase and Sale Agreement (the “Agreement”), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller’s right, title and interest in and to the following property (the “Property”):

(a) The real property located at 8900 N. 22nd Avenue, Phoenix, Arizona, 333 East Wetmore, Tucson, Arizona and 5090 N. 40th Street, Phoenix, described in Exhibit A, together with the buildings, surface parking, parking structures and improvements thereon (the “Improvements”), and all appurtenances of the above-described real property(ies), including easements or rights-of-way relating thereto, and, without warranty, all right, title, and interest, if any, of Seller in and to the land lying within any street or roadway adjoining the real property(ies) described above or any vacated or hereafter vacated street or alley adjoining said real property(ies) (the “Real Property”).

(b) Any and all fixtures, furniture, equipment, and other tangible personal property, if any, owned by Seller (the “Personal Property”) presently located on the Real Property, but excluding (i) any items of personal property owned by tenants (ii) any items of personal property owned by Seller or any affiliate of Seller located in the office maintained by Seller or such affiliate at the Property and (iii) if the Personal Property includes computer hardware, any software installed therein.

(c) All of Seller’s interest, as landlord, in those certain Master Office Building Leases, each dated as of December 31, 1990, between PREFCO VII Limited Partnership, as Landlord, and. US West Business Resources, Inc. as Tenant, as amended (each a “Master Lease”), covering the Improvements.

(d) Any and all of the following items, but assignable without warranty (the “Intangible Personal Property”): (A) licenses, and permits relating to the operation of the Real Property, (B) the right to use the name of the Improvements in connection with the Real Property, but specifically excluding any trademarks, service marks and trade names of Seller, (C) if still in effect, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction or operation of the Property.

(e) All service contracts, if any, to the extent assignable.

1.3 Earnest Money. The Earnest Money, in immediately available federal funds, evidencing Purchaser’s good faith to perform Purchaser’s obligations under this Agreement, shall be deposited by Purchaser with the Escrow Agent not later than two business days after the execution of this Agreement. In the event that Purchaser fails to timely deposit the Earnest Money with the Escrow Agent, this Agreement shall be of no force and effect. At Closing, the Earnest Money shall be applied to the Purchase Price. Otherwise, the Earnest Money shall be delivered to the party entitled to receive the Earnest Money in accordance with Article 9 of this Agreement.

ARTICLE 2: INSPECTIONS

2.1 Property Information. Seller shall make available to Purchaser within five (5) days after the date of this Agreement the information listed on Exhibit B attached hereto (“Property Information”), to the extent in Seller’s possession or control.

Seller’s failure to deliver to Purchaser the Property Information as set forth herein shall not result in the extension of the Due Diligence Period, and Purchaser’s remedies therefor shall be Purchaser’s right to (i) terminate this Agreement by delivering written notice thereof to Seller within twenty (20) days after date of this Agreement and receive a return of the Earnest Money, in which event neither party shall have any obligation hereunder except for any obligation which expressly survives any termination of this Agreement pursuant to this Agreement or (ii) to waive receipt of the Property Information and proceed with Closing.

Seller makes no representations or warranties as to the accuracy or completeness of the Property Information. The Property Information and all other information, other than matters of public record, furnished to, or obtained through inspection of the Property by, Purchaser, the Purchaser Related Parties (as defined herein) or Purchaser’s lender, will be treated by Purchaser, the Purchaser Related Parties and Purchaser’s lender as confidential, and will not be disclosed to anyone other than on a need-to-know basis to Purchaser’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Purchaser if the Closing does not occur. Seller assumes no duty to furnish Purchaser with any other existing information, reports or updates of such materials. Purchaser hereby waives any and all claims against Seller arising out of the accuracy, completeness, conclusions or statements expressed in materials so furnished, and any and all claims arising out of any duty of Seller to acquire, seek or obtain such materials. This provision shall survive the Closing or any termination of this Agreement.

2.2 Inspections. Subject to the provisions of Paragraph 2.3 below, during the Due Diligence Period, Purchaser shall be permitted to make a complete review and inspection of the physical, legal, economic and environmental condition of the Property, including, without limitation, the Master Lease and contracts affecting the Property, books and records maintained by Seller or its agents relating to the Property, pest control matters, soil condition, asbestos, PCB, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, plans and specifications, structural, life safety, HVAC and other building system and engineering characteristics, traffic patterns, and all other information pertaining to the Property. Without representation or warranty, Seller shall cooperate in Purchaser’s review and provide Purchaser with the opportunity to review the Master Lease, financial reports and other third-party inspection reports and similar materials in Seller’s possession relating to the Property (excluding appraisals, internal valuations or similar proprietary materials that may be in Seller’s possession).

2.3 Conduct of Inspections.

(a) Inspections in General. During the Due Diligence Period, Purchaser, its agents, and employees shall have the right to enter upon the Property for the purpose of making non-invasive inspections at Purchaser’s sole risk, cost and expense. Before any such entry, Purchaser shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits (minimum $5 million) and coverage reasonably satisfactory to Seller. All of such entries upon the Property shall be at reasonable times during normal business hours and after at least 24 hours prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right, but not the obligation, to accompany Purchaser during any activities performed by Purchaser on the Property. Purchaser shall not disturb the tenants on the Property, and Purchaser’s inspection shall be subject to the rights of tenants under their Master Leases. If any inspection or test disturbs the Property, Purchaser will restore the Property to the same condition as existed before the inspection or test. Purchaser shall indemnify, defend and hold harmless Seller and Seller’s partners and their respective shareholders, directors, officers, affiliates, tenants, agents, contractors, employees, successors and assigns (“Seller Related Parties”) and the Property from and against any and all losses, costs, damages, claims, or liabilities arising out of or in connection with any entry or inspections performed by Purchaser, its agents or representatives. This indemnity shall survive the Closing or any termination of this Agreement.

(b) Environmental Inspections. The inspections under Paragraph 2.2 may include a non-invasive Phase I environmental inspection of the Property, but no Phase II environmental inspection or other invasive inspection or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval. If requested by Seller, Purchaser shall deliver to Seller copies of any Phase II or other environmental report to which Seller consents as provided above, and the results of any other third party tests and inspections of the Property, excluding only market and economic feasibility studies.

(c) Contact with Tenants and Governmental Authorities. Except as provided below and without Seller’s prior written consent, Purchaser shall not contact any tenant or governmental authority having jurisdiction over the Property. At Purchaser’s request, Seller and Purchaser shall schedule tenant interviews at which a representative of Seller may be present. Seller’s consent shall not be required with respect to contacts in connection with a customary and reasonable Phase I environmental audit, and code and zoning compliance review of the Property except for any face-to-face meetings, for which Seller shall be given at least 2 days prior notice and an opportunity to be present at any such meeting.

2.4 Termination During Due Diligence Period. If Purchaser determines, in its sole discretion, before the expiration of the Due Diligence Period that the Property is unacceptable for Purchaser’s purposes, Purchaser shall have the right to terminate this Agreement by giving to Seller notice of termination before the expiration of the Due Diligence Period, and returning the Property Information to Seller. Seller shall authorize the Escrow Agent to refund the Earnest Money to Purchaser, and neither party shall have any further rights or liabilities hereunder except for those provisions which survive the termination of this Agreement.

2.5 Purchaser’s Reliance on its Investigations. Purchaser acknowledges and agrees that (a) the Property is being sold, and Purchaser accepts possession of the Property on the date of Closing, “AS IS, WHERE IS, WITH ALL FAULTS,” with no right of setoff or reduction in the Purchase Price; (b) except for Seller’s representations and warranties in Paragraph 8.1 (“Seller’s Warranties”), neither Seller nor any Seller Related Party has or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Purchaser with respect to the Property, any matter set forth, contained or addressed in the documents delivered to Purchaser in connection with the Property (including, but not limited to, the accuracy and completeness thereof) or the results of Purchaser’s due diligence; and (c) Purchaser has confirmed independently all information that it considers material to its purchase of the Property or the transaction contemplated hereby. Purchaser specifically acknowledges that, except for Seller’s Warranties, Purchaser is not relying on (and Seller, for itself and on behalf of the Seller Related Parties, does hereby disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, as to: (1) the operation of the Property or the income potential, uses, or the merchantability, habitability or fitness of any portion of the Property for a particular purpose; (2) the physical condition of the Property or the condition or safety of the Property or any component thereof, including, but not limited to, plumbing, sewer, heating, ventilating and electrical systems, roofing, air conditioning, foundations, soils and geology, including hazardous materials, lot size, or suitability of the Property or any component thereof for a particular purpose; (3) the presence or absence, location or scope of any hazardous materials in, at, about or under the Property; (4) whether the appliances, if any, plumbing or utilities are in working order; (5) the habitability or suitability for occupancy of any structure or the quality of its construction; (6) whether the improvements are structurally sound, in good condition, or in compliance with applicable laws; (7) the accuracy of any statements, calculations or conditions stated or set forth in Seller’s or the Seller Related Parties’ books and records concerning the Property or set forth in any offering materials with respect to the Property; (8) the dimensions of the Property or the accuracy of any floor plans, square footage, lease abstracts, sketches, or revenue or expense projections related to the Property; (9) the operating performance, the income and expenses of the Property or the economic status of the Property; (10) the ability of Purchaser to obtain any and all necessary governmental approvals or permits for Purchaser’s intended use and development of the Property; and (11) the leasing status of the Property or the intentions of any parties with respect to the negotiation and/or execution of any lease for any portion of the Property. Purchaser further acknowledges and agrees that, except for Seller’s Warranties, Seller is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller or the Seller Related Parties, and Purchaser, for itself and for its successors and assigns, hereby specifically waives and releases Seller and each Seller Related Party from any such duty that otherwise might exist.

Except for the Seller’s Warranties, Purchaser, for itself and its partners, members, shareholders, directors, officers, affiliates, agents, contractors, employees, and their respective successors and assigns (“Purchaser Related Parties”), hereby releases Seller and each Seller Related Party from, and waives all claims and liability against Seller and each Seller Related Party for or attributable to, the following: (a) any and all statements or opinions heretofore or hereafter made, or information furnished, by the Seller or Seller Related Parties to Purchaser or any of the Purchaser Related Parties; and (b) any and all losses, costs, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever attributable to the Property, whether arising or accruing before, on or after the date hereof and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, (i) all losses, costs, claims, liabilities, expenses, demands and obligations with respect to the structural, physical, or environmental condition of the Property; (ii) all losses, costs, claims, liabilities, expenses, demands and obligations relating to the release of or the presence, discovery or removal of any hazardous materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action or any other federal, state or municipal based statutory or regulatory causes of action for environmental contamination at, in, about or under the Property; and (iii) any tort claims made or brought with respect to the Property or the use or operation thereof.

Purchaser’s Initials

The provisions of this Paragraph 2.5 shall survive indefinitely the Closing or termination of this Agreement and shall not be merged into the closing documents.

ARTICLE 3: TITLE AND SURVEY REVIEW

3.1 Title Review. During the Due Diligence Period, Purchaser shall review: the title commitment(s) or preliminary report(s) made available by Seller and the existing survey (“Title and Survey Reports”) issued by the Title Company and prepared by the surveys with respect to the Property; documents and information pertaining to the exceptions to title listed in the Title Report; and Seller’s existing survey(s) with respect to the Property. Purchaser may, at its expense, secure during the Due Diligence Period any additional title commitment(s) or report(s) or survey update(s) desired by Purchaser. Purchaser shall have the right to request that the Title Company provide at Purchaser’s sole cost and expense any reinsurance or endorsements Purchaser shall request, provided that the issuance of such reinsurance or endorsements shall not be a condition to or delay the Closing.

3.2 Title and Survey Objections. Purchaser may advise Seller in writing and in reasonable detail, not later than 10 days prior to the expiration of the Due Diligence Period, what exceptions or survey irregularities, if any, are not acceptable to Purchaser (the “Title and Survey Objections”). Any such exceptions or irregularities not so objected to by Purchaser, shall be deemed approved. Seller shall have 5 days after receipt of Purchaser’s Title and Survey Objections to give Purchaser notice that (a) Seller will remove any Title and Survey Objections from title (or, cause the Title Company to insure over such exceptions) or (b) Seller elects not to cause such exceptions to be removed or insured over. Seller’s failure to provide notice to Purchaser as to any Title and Survey Objections shall be deemed an election by Seller not to remove the Title and Survey Objections. If Seller so notifies or is deemed to have notified that Seller will not remove or insure over any or all of the Title and Survey Objections, Purchaser shall have until the expiration of the Due Diligence Period to determine whether (i) to proceed with the purchase and take the Property subject to such exceptions, which exceptions shall be deemed approved, or (ii) to terminate this Agreement and receive a refund of the Earnest Money, as Purchaser’s sole and exclusive remedy. Purchaser’s failure to give Seller notice shall be deemed to be an election by Purchaser under clause (i).

3.3 Removal of Liens; Affidavits. Seller shall have no obligation to remove any exceptions to title other than those pertaining to real estate taxes lawfully assessed and owed by Seller, mortgages of record made or assumed by Seller and monetary liens filed as a result of work performed on the real property at the direction of Seller. Seller shall have no obligation to execute any affidavits or indemnifications in connection with the issuance of Purchaser’s title insurance policy, excepting only (i) affidavits in form satisfactory to Seller as to authority, the rights of tenants in occupancy and the status of mechanics’ liens, and (ii) any assurances that Seller has agreed in writing to give to the Title Company to cure any Title and Survey Objections that it has elected to cure in accordance with Paragraph 3.2.

3.4 Permitted Exceptions. The term “Permitted Exceptions” means those specific exceptions or other matters disclosed in the Title and Survey Reports as modified and updated as of the end of the Due Diligence Period other than those that Seller is required to remove, or has agreed to remove, all liens for not yet delinquent for real property and personal property taxes and for general and special assessments against the Property; building and zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting, regulating or relating to the use, occupancy or enjoyment of the Property, the rights of the Tenant as under the Master Leases and the subtenants under subleases, as tenants only with no rights or options to purchase the Property; an easement agreement with adjacent owner for shared driveway improvements and related encroachments to be provided to Purchaser and recorded by Seller prior to the expiration of the Due Diligence Period and, the standard printed exceptions, as modified or deleted in the Title Policy to the extent the Title Company agreed to do so during the Due Diligence Period.

ARTICLE 4: OPERATIONS AND RISK OF LOSS

4.1 Ongoing Operations. During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property substantially in the same manner as it did before the date of this Agreement.

4.2 New Contracts. During the pendency of this Agreement, Seller will not enter into any contract or lease that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause on not more than 30-days’ notice, without the prior consent of the Purchaser, which shall not be unreasonably withheld or delayed.

4.3 Leasing Arrangements. Seller will not amend, terminate or waive any default under the Master Lease without Purchaser’s prior written consent in each instance.

4.4 Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood or any other cause before the Closing, shall remain with Seller. If before the Closing the Property shall be materially damaged, or if the Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Purchaser may terminate this Agreement by written notice to Seller given within 5 days after Purchaser learns of the damage or taking, in which event the Earnest Money shall be returned to Purchaser. If the Closing Date is within the aforesaid 5-day period, then Closing shall be extended to the next business day following the end of said 5-day period. If no such election is made, and in any event if the damage or loss is not material, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Purchaser any insurance proceeds not applied to the repair of the Property prior to Closing that may thereafter be made for such damage or destruction, and, if an insured casualty, Seller shall pay or credit to Purchaser the amount of any deductible (but not to exceed the amount of the loss). For the purposes of this paragraph, the phrases “material damage” and “materially damaged” means damage reasonably exceeding 10 percent of the Purchase Price to repair.

ARTICLE 5: CONDITIONS PRECEDENT

5.1 Purchaser’s Conditions. Notwithstanding anything in this Agreement to the contrary, Purchaser’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

(a) Performance. Seller’s performance or tender of performance of all its material obligations under this Agreement and the material truth and accuracy of Seller’s express representations and warranties in this Agreement as of the Closing Date, unless such representations and warranties have changed by reason of facts or circumstances which pursuant to the terms of this Agreement are permitted to have occurred, and subject to Paragraph 9.3(b) below.

(b) Master Lease Estoppel Certificate. By no later than five (5) days after the Date of this Agreement, Seller shall deliver a mutually agreeable form of estoppel certificates to the Tenant for execution by the Tenant with respect to the Master Leases and by the subtenants with respect to their respective sublease. Seller shall endeavor to secure and deliver to Purchaser by the Closing Date an estoppel certificate signed by the Tenant for each of the Master Leases that is consistent in all material respects with the information in the rent roll delivered with the Property Information (the “Rent Roll”) and substantially in such form or containing such information as may be required under the Master Lease, and shall request the Tenant to obtain executed estoppel certificates from the subtenants under the six largest subleases. It shall be a condition to Purchaser’s obligation to close that on or before the Closing Date Purchaser receives an estoppel certificate for each Master Lease that meets the foregoing requirements.

(c) Seller Conditions. Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

(d) Performance. Purchaser’s performance or tender of performance of all its material obligations under this Agreement and the material truth and accuracy of Purchaser’s express representations and warranties in this Agreement as of the Closing Date.

5.2 Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth in Paragraphs 5.1 or 5.2 are not fulfilled or waived, the party benefited by such conditions may, by written notice to the other party and after giving the other party ten (10) days in which to cure any failure of such condition, terminate this Agreement, whereupon all rights and obligations hereunder of each party shall be at an end except those that expressly survive any termination. Either party may, at its election, at any time on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Paragraphs 5.1 and

5.2 above. In the event this Agreement is terminated as a result of any condition set forth in Paragraph 5.1, Purchaser shall be entitled to a refund of the Earnest Money, unless Purchaser is in default, in which case Section 9.1 shall apply. In any event, Purchaser’s consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions, and any liability on the part of Seller for breaches of representations, warranties and covenants of which Purchaser had knowledge as of the Closing.

ARTICLE 6: CLOSING

6.1 Closing. The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date through the Escrow Agent. Upon completion of the deliveries pursuant to Paragraphs 6.2 and 6.3, satisfaction of the other conditions to Closing herein set forth and performance by each party of its obligations required to be performed prior to or at the Closing, the parties shall direct the Escrow Agent to make such deliveries and disbursements according to the terms of this Agreement.

6.2 Seller’s Deliveries in Escrow. On or before the Closing Date (as the same may be extended as provided herein), Seller shall deliver in escrow to the Escrow Agent the following:

(a) Deed. A limited warranty deed (the “Deed”) in the form attached hereto as Exhibit C, conveying to Purchaser (or its affiliate designated pursuant to Section 11.21) Seller’s title to the Property, subject to the Permitted Exceptions.

(b) Assignment of Master Lease and Contracts and Bill of Sale. Assignment(s) of Master Lease, Contracts and Bill of Sale in the form of Exhibit D attached hereto, executed by Seller;

(c) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

(d) FIRPTA. Foreign Investment in Real Property Tax Act affidavit(s) executed by Seller; and

(e) Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.3 Purchaser’s Deliveries in Escrow. On or before the Closing Date, Purchaser shall deliver in escrow to the Escrow Agent the following:

(a) Purchase Price. The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent’s escrow account;

(b) Assignment of Master Lease and Contracts and Bill of Sale. Assignment(s) of Master Lease and Contracts and Bill of Sale in form of Exhibit D attached hereto, executed by Purchaser;

(c) Assignment of Service Contracts.

(d) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property; and

(e) Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.4 Closing Statements/Escrow Fees. At the Closing, Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this Agreement in the form required by the Escrow Agent.

6.5 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing, subject to the Master Leases.

6.6 Post-Closing Deliveries. Immediately after the Closing, Seller shall deliver the following, to the extent in Seller’s possession or control, to the offices of Purchaser’s property manager: the original Master Lease; copies or originals of all contracts, receipts for deposits, and unpaid bills; all keys, if any, used in the operation of the Property; and any “as-built” plans and specifications of the Improvements.

6.7 Notice to Tenant. Seller and Purchaser shall execute at Closing, and deliver to the Tenant immediately after the Closing, a notice regarding the sale in substantially in the form of Exhibit E attached hereto, or such other form as may be required by applicable state law, and sufficient to relieve Seller from liability for the security deposits.

6.8 Closing Costs. At Closing, Purchaser shall pay the cost of any title policy (except for the base coverage portion of the premium), the cost of any survey prepared on behalf of Seller, one-half of any escrow fees and all costs of recording. In addition, if the closing occurs, Purchaser shall at Closing reimburse Seller for one half (1/2) of the cost of updating Seller’s existing survey in May, 2005. At Closing, Seller shall pay documentary and transfer taxes, the cost of the portion of the premium applicable to base coverage up to the amount of the Purchase Price for any title policy and one-half of any escrow fees.

6.9 Close of Escrow. Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the documents described above to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

ARTICLE 7: PRORATIONS

Prorations and adjustments with respect to each Property shall be made as of the Closing Date with respect to such Property as set forth in this Article 7.

7.1 Prorations. If the Purchase Price is received by Seller’s depository bank in time to credit to Seller’s account on the Closing Date, the day of Closing shall belong to Purchaser and all prorations hereinafter provided to be made as of the Closing shall each be made as of the end of the day before the Closing Date. If the cash portion of the Purchase Price is not so received by Seller’s depository bank on the Closing Date, then the day of Closing shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Closing shall be credited to Purchaser or charged to Purchaser as applicable and the portion thereof applicable to periods ending as of Closing shall be credited to Seller or charged to Seller as applicable.

7.2 Base Rent. The tenant under the Master Lease remits to Seller monthly installments of rent according to a rental schedule (“Monthly Base Rent”) and pays operating expenses, including real estate taxes, directly to the applicable payee or taxing authority, as applicable. Monthly Base Rent in effect on the Closing Date shall be prorated as of the Closing. Any prepaid Monthly Base Rent for the period following the Closing Date shall be paid over by Seller to Purchaser. Operating expenses and taxes are paid directly by the tenant under the Master Lease, and there shall be no proration of those items. Purchaser agrees to look solely to the tenant under the Master Lease, not Seller, for payment of such expenses.

7.3 Utility Deposits. Purchaser shall be responsible for making any deposits required with utility companies.

7.4 Sale Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker. If this transaction is closed, Seller shall pay Broker in accordance with their separate agreement. Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of either party. Except as expressly set forth above, if any claim is made for Broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any purported or actual statement, representation or agreement of such party. The foregoing indemnity shall survive the Closing or any earlier termination of this Agreement.

7.5 Survival. The provisions of this Article 7 shall survive the Closing.

ARTICLE 8: REPRESENTATIONS AND WARRANTIES

8.1 Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

(a) Organization and Authority. Seller has been duly organized and is validly existing as a Delaware limited liability company and is in good standing in the State of Delaware. Seller’s designee that will be formed to take title to the Property will be in good standing in the state of formation and will be qualified to do business in the state in which the Property is located. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

(b) Conflicts and Pending Action. There is no agreement to which Seller is a party or, to Seller’s knowledge binding on Seller which is in conflict with this Agreement. To Seller’s knowledge, there is no action or proceeding pending or threatened in writing against Seller or the Property, including condemnation proceedings, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.

(c) Master Lease. To Seller’s knowledge, no monetary or material nonmonetary default or breach exists on the part of the Tenant under the Master Lease. Seller has not received any notice of any monetary or material nonmonetary default of breach on the part of the Seller under the Master Lease, nor, to the best of Seller’s knowledge, does there exist any such default or breach on the part of the landlord

“Seller’s knowledge” as used in this Agreement means the current actual knowledge of Laura Quinting, without any duty of inquiry or investigation.

8.2 Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

(a) Organization and Authority. Purchaser has been duly organized and is validly existing as a Delaware limited liability company, in good standing in the State of Arizona and is qualified to do business in the state in which the Property is located. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

(b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

(c) ERISA. Purchaser does not hold the assets of any employee benefit plan within the meaning of 29 CFR 2501.3-101(a)(2).

ARTICLE 9: DEFAULT AND DAMAGES

9.1 Default by Purchaser. IF ALL OF THE CONDITIONS TO PURCHASER’S OBLIGATION TO PURCHASE THE PROPERTY HAVE BEEN SATISFIED OR WAIVED IN WRITING BY PURCHASER AND IF PURCHASER SHOULD FAIL TO CONSUMMATE THIS TRANSACTION FOR ANY REASON OTHER THAN SELLER’S DEFAULT, FAILURE OF A CONDITION TO PURCHASER’S OBLIGATION TO CLOSE, OR THE EXERCISE BY PURCHASER OF AN EXPRESS RIGHT OF TERMINATION GRANTED HEREIN, SELLER’S SOLE REMEDY IN SUCH EVENT SHALL BE TO TERMINATE THIS AGREEMENT AND TO RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES, SELLER WAIVING ALL OTHER RIGHTS OR REMEDIES IN THE EVENT OF SUCH DEFAULT BY PURCHASER. THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY PURCHASER UNDER THIS AGREEMENT WILL BE DIFFICULT TO ASCERTAIN, AND THAT SUCH LIQUIDATED DAMAGES REPRESENT THE PARTIES’ BEST ESTIMATE OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS PARAGRAPH 9.1, SELLER AND PURCHASER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY PURCHASER’S INDEMNITY OBLIGATIONS UNDER PARAGRAPHS 2.3(a) AND 7.5.

Seller’s initials	Purchaser’s initials

9.2 Default by Seller. If prior to Closing Seller defaults under this Agreement, Purchaser’s sole remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Purchaser shall be entitled to the return by the Escrow Agent to Purchaser of the Earnest Money, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought within 45 days of Seller’s default, to the extent permitted by law, Purchaser waiving the right to bring suit at any later date. As a condition precedent to any suit for specific performance, Purchaser must have tendered all of its deliveries on or before the Closing Date, including the Purchase Price. Purchaser hereby waives any other rights or remedies, including, without limitation, the right to seek money damages, except as provided in Paragraph 9.3(a) below. In no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages. This Agreement confers no present right, title or interest in the Property to Purchaser and Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the filing of a suit for specific performance.

9.3 Limitations.

(a) Limitation Period. The representations and warranties of Seller, and any covenants and indemnities of Seller which expressly survive the Closing, contained in this Agreement and in any document executed by Seller pursuant to this Agreement shall survive Purchaser’s purchase of the Property only for a period commencing on the Closing Date and ending one (1) year after the Closing Date (the “Limitation Period”). Seller’s liability for breach of any such covenant, indemnity, representation or warranty with respect to the Property shall be limited to claims in excess of an aggregate $100,000 and Seller shall be liable only to the extent that such aggregate exceeds such figure. Seller’s aggregate liability for claims arising out of such covenants, indemnities, representations and warranties with respect to the Property shall not exceed $1,500,000. Purchaser shall provide written notice to Seller prior to the expiration of the Limitation Period of any alleged breach of such covenants, indemnities, warranties or representations and shall allow Seller 30 days within which to cure such breach, or, if such breach cannot reasonably be cured within 30 days, an additional reasonable time period, so long as such cure has been commenced within such 30 days and is being diligently pursued. If Seller fails to cure such breach after written notice and within such cure period, Purchaser’s sole remedy shall be an action at law for actual damages as a consequence thereof, which must be commenced, if at all, within the Limitation Period; provided, however, that if within the Limitation Period Purchaser gives Seller written notice of such a breach and Seller notifies Purchaser of Seller’s commencement of a cure, commences to cure and thereafter terminates such cure effort, Purchaser shall have an additional 30 days from the date of such termination within which to commence an action at law for damages as a consequence of Seller’s failure to cure. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such covenants, indemnities, warranties or representations. Purchaser’s waiver and release set forth in Paragraph 2.5 shall apply fully to liabilities under such covenants, indemnitees, representations and warranties and is hereby incorporated by this reference. Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller. The limitation as to Seller’s liability in this Paragraph 9.4(a) does not apply to Seller’s liability with respect to prorations and adjustments under Article 7.

ARTICLE 10: EARNEST MONEY PROVISIONS

10.1 Investment and Use of Funds. The Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Purchaser and Seller, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Escrow Agent shall apply the Earnest Money to the Purchase Price on the Closing Date.

10.2 Termination. Except as otherwise expressly provided herein, upon not less than 5 business days’ prior written notice to the Escrow Agent and the other party, Escrow Agent shall deliver the Earnest Money to the party requesting the same; provided, however, that if the other party shall, within said 5 business day period, deliver to the requesting party and the Escrow Agent a written notice that it disputes the claim to the Earnest Money, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.

10.3 Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money’s disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent’s option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys’ fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.

10.4 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

ARTICLE 11: MISCELLANEOUS

11.1 Parties Bound. Purchaser may not assign this Agreement without the prior written consent of Seller, and any such prohibited assignment shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

11.2 Confidentiality; Press Release. Until the Closing, neither Seller nor Purchaser will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement without first obtaining the written consent of the other party. The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting requirements. Any party to this transaction (and each employee, agent or representative of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities laws. The authorization in the preceding sentence is not intended to permit disclosure of any other information unrelated to the tax treatment and tax structure of the transaction including (without limitation) (i) any portion of the transaction documents or related materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the existence or status of any negotiations unrelated to the tax issues, or (iii) any other term or detail not relevant to the tax treatment or the tax structure of the transaction. In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other party in order to enforce the provisions of this Paragraph 11.2.

11.3 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

11.4 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

11.5 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located.

11.6 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

11.7 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property except for any confidentiality agreement binding on Purchaser, which shall not be superseded by this Agreement. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

11.8 Time of the Essence. Time is of the essence in the performance of this Agreement.

11.9 Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including attorneys’ fees, expended or incurred in connection therewith.

11.10 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by facsimile, with written confirmation by overnight or first class mail, in which case notice shall be deemed delivered upon receipt of confirmation of transmission of such facsimile notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. Any notice sent by facsimile or personal delivery and delivered after 5:00 p.m., Pacific Standard Time, shall be deemed received on the next business day. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

11.11 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction — to the effect that any ambiguities are to be resolved against the drafting party — shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.12 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m., Pacific Standard Time.

11.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

11.14 Section 1031 Exchange. Seller or Purchaser may consummate the sale of the Property as part of a so-called like-kind exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. Should either party elect to consummate an Exchange it shall be conditioned upon: (a) all costs, fees, and expenses attendant to the Exchange being the sole responsibility of the party electing the Exchange; (b) the Closing not being delayed or affected by reason of the Exchange; (c) the consummation or accomplishment of the Exchange not being a condition precedent or condition subsequent to either party’s obligations and covenants under this Agreement; (d) Purchaser not being required to acquire or hold title to any real property other than the Property for purposes of consummating the Exchange; and (e) the party not electing the Exchange shall have the right to review and approve (with such approval not to be unreasonably withheld) all documents it is requested to execute in connection with the Exchange.

11.15 Merger. Except as otherwise expressly provided in this Agreement, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive the Closing.

11.16 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.17 Interview Subtenants. At any time during normal business hours prior to the Closing, Seller shall permit Purchaser to interview any and all subtenants who derive possessory rights from the Master Lease, subject the rights of the Tenant under the Master Lease. Purchaser shall give Seller at least five (5) days prior notice of any such interview, and Seller shall have the right to attend the interview.

11.18 Assignment and Designator. Purchaser shall have the right to assign its rights and obligations under this Agreement to an affiliate of Purchaser. In addition, Purchaser shall have the right to designate a grantee for all or any part of this Property. Any assignment or designation must be received by Seller no less than five (5) days prior to the Closing.

[Signature Page Follows]

SIGNATURE PAGE TO

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

CARRAMERICA U.S. WEST, LLC

AND

TRANSWESTERN INVESTMENT COMPANY

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

Seller:

CARRAMERICA U.S. WEST, LLC, a Delaware limited liability company

By:	CarrAmerica Realty L.P., a Delaware limited partnership, its sole member,

	By:	CarrAmerica Realty GP Holdings, LLC, a Delaware limited liability company, its general partner,

		By:	CarrAmerica Realty Operating Partnership L.P., a Delaware limited partnership, its sole member,

			By:	CarrAmerica Realty Corporation, a Maryland corporation, its general partner,

				By:	/s/ Thomas Levy
				Its:	Seller

Purchaser:

TRANSWESTERN INVESTMENT COMPANY, a Delaware limited liability company

By:	/s/ Robert Ruffatto
Its:	Managing Director

JOINDER OF ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of Article 10 hereof.

CHICAGO TITLE INSURANCE COMPANY

	By:	/s/ Scott M .Green
	Name:	Scott M. Green
Date: 7/18/2005	Title:	VP Associate Regional Counsel

“Escrow Agent”

EXHIBITS

A	-	Legal Description

B	-	Property Information

C	-	Form of Special Warranty Deed

D	-	Assignment of Master Lease and Contracts and Bill of Sale

E	-	Notice to Tenant

EXHIBIT A

LEGAL DESCRIPTION(S)

[See Attached]

1

EXHIBIT B

PROPERTY INFORMATION

If and to the extent in Seller’s possession:

1)	Tenant Lease & Correspondence Files
2)	General Correspondence Files for the Property
3)	Copies of all leases, amendments and commencement date letters
4)	2004 and 2005 Operating Budgets
5)	All existing ADA, Environmental, and Engineering Reports
6)	Vendor Files and paid invoices
7)	Copies of all Service Contracts
8)	Tax bills for the last three years
9)	Certificates of Occupancy
10)	Year-to-date Operating Statements and Budget-to-actual variance reports for the same period
11)	12/31/03 & 12/31/04 Operating Statements and Budget-to-actual variance reports for the same period
12)	Current Rent Roll
13)	Current 2004 tax & operating expense reconciliations for all tenants
14)	Space plans for all floors (for use in touring the buildings)
15)	Historical occupancy reports
16)	As-built plans
17)	Copies of Utility Bills for past 24 months
18)	Tenant Estoppels from past property sales

Note: Items 1, 2, 6, and 16 need not be copied but should be made available for review.

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EXHIBIT C

FORM OF SPECIAL WARRANTY DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

MAIL TAX STATEMENTS TO:

SPECIAL WARRANTY DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,                                 , a                                 (“Grantor”), CONVEYS to                                 , a                                  (“Grantee”), that certain real property located in the County of Maricopa, State of Arizona, and more particularly described in Exhibit A attached hereto and by this reference incorporated herein (the “Property”).

SUBJECT TO the following:

(a) [Insert Permitted Exceptions, not listed below];

(c) All matters which could be ascertained by a physical inspection of the Property;

(d) Interests of tenants, as tenants only, with no rights or options to purchase;

(e) Any and all liens not yet delinquent for real property and personal property taxes and for general and special assessments against the Property; and

(f) Building and zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting, regulating or relating to the use, occupancy or enjoyment of the Property.

Grantor hereby binds itself to warrant and defend the title as against all acts of the Grantor and no other

[Signature Page Follows]

1

IN WITNESS WHEREOF, Grantor has caused its duly authorized representatives to execute this instrument as of                          , 2005.

GRANTOR:

,

By:
Its:

Assessor’s Parcel Number(s):

ACKNOWLEDGEMENT

STATE OF )
COUNTY OF )

On                                 , 200_, before me,                                         , a Notary Public in and for said State, personally appeared                              the                      of             , a              and general partner of              personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature:	(Seal)

2

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

3

EXHIBIT D

ASSIGNMENT OF MASTER LEASE AND CONTRACTS AND BILL OF SALE

This instrument is executed and delivered as of the          day of                         , 200   (“Effective Date”) pursuant to that certain Purchase and Sale Agreement (“Agreement”) dated                     , 200    , by and between CARRAMERICA U.S. WEST, LLC, a Delaware limited liability company (“Seller”), and                                     , a                                      (“Purchaser”), covering the real property described in Exhibit A attached hereto (“Real Property”).

1. Sale of Intangible Personal Property. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser all the right, title and interest of Seller, if any and without warranty, in and to assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and the right to use the name of the Property (if any), but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller.

2. Assignment and Assumption of Master Lease. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts all of the landlord’s right, title and interest in and to the lease listed in Exhibit B attached hereto (“Master Lease”). Purchaser hereby accepts and assumes the obligations of Seller under the Master Lease.

3. Assignment and Assumption of Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts Seller’s right, title and interest in and to the service contracts described in Exhibit C attached hereto , if any (the “Contracts”).

4. Indemnities. Purchaser shall indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, including reasonable attorneys’ fees, incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge, and observe its obligations with respect to the Master Lease or Contracts (if any) arising on or after the Effective Date. Seller shall indemnify and hold harmless Purchaser from and against any liability, damages, causes of action, expenses, including reasonable attorneys’ fees, incurred by Purchaser by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Master Lease or Contracts (if any) arising prior to the Effective Date.

5. Agreement Applies. The covenants, agreements, disclaimers, representations, warranties, indemnities and limitations provided in the Agreement with respect to the Property (including, without limitation, the limitations of liability provided in the Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

1

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.

SELLER:

CARRAMERICA U.S. WEST, LLC, a Delaware limited liability company

By:	CarrAmerica Realty L.P., a Delaware limited partnership, its sole member,

	By:	CarrAmerica Realty GP Holdings, LLC, a Delaware limited liability company, its general partner,

		By:	CarrAmerica Realty Operating Partnership L.P., a Delaware limited partnership, its sole member,

			By:	CarrAmerica Realty Corporation, a Maryland corporation, its general partner,

By:

				Its:	President

PURCHASER:

,

a

By:

Name:

Title:

2

EXHIBIT E

NOTICE TO TENANT

[Date]

Re:	[Name of Property]

Dear Tenant:

Please be advised that the premises of which you are a tenant at the above-referenced property, and the landlord’s interest in your Master Lease, were purchased on this date from CarrAmerica U.S. West, LLC (“Seller”), by                                  (“Purchaser”). Any security deposits were transferred to Purchaser. All payments, rent and otherwise, should be made payable to:                                 and directed to:

Very truly yours,

SELLER:

CarrAmerica U.S. West, LLC, a Delaware limited liability Company

By:

Name:

Its Authorized Signatory

PURCHASER:

,
a

By:

Name:

Title:

G-1